EXHIBIT 10.1

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made as of the 1ST day of May, 2006

BETWEEN:

Silver Reserve Corp. a corporation incorporated under the laws of the State of Delaware

(herein called the “Corporation”)    Party of the First Part

- and -

Medallion Capital Corp., a corporation incorporated under the laws of the Province of Ontario, Canada.

(herein called “Consultant”)     Party of the Second Part

RECITALS:

A.	The Corporation wishes to engage the Consultant to assist the Corporation to provide administrative services

B.	The Consultant wishes to accept this engagement by the Corporation.

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

In this Agreement,

“Agreement” means this agreement as it may be amended from time to time;

“Compensation” means amounts set out in Section 4 hereof;

“Confidential Information” means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Corporation;

“Corporation” includes affiliates, subsidiaries and associates of the Corporation unless the context otherwise requires;

“Expenses” means amounts set out in Section 5 hereof; and

“Term” means the period commencing May 1, 2006 and terminating in accordance with Section 12 hereof.

2.	REPRESENTATION AND WARRANTIES

Each of the Corporation and the Consultant hereby covenants, represents and warrants as follows:

(a)
They have all of the necessary corporate power, authority and capacity to enter into this agreement and the agreements and the other instruments contemplated herein and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder and thereunder have or will be duly authorized by all necessary corporate action required by each party;

(b)
This Agreement and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of each of the parties enforceable against each of them as is applicable in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and conjunction are in the discretion of the court from which they are sought;

(c)
Each of the parties are duly incorporated and organized, validly existing, in good standing and are up to date in all of the filings and registration required under the laws of the jurisdiction in which they are incorporated; and

(d)
The entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, charter or by-law provision, resolution of shareholders or directors, statute, regulation, judgement, decree or law to which the parties hereto are a party or by which they may be bound or affected. No licenses, agreements or other instruments or documents of the Corporation or any of its Subsidiary will terminate or require assignment as a result of the entering into of this Agreement or the consummation of the transactions contemplated hereby.

3.	ENGAGEMENT OF THE CONSULTANT

The Corporation hereby engages the Consultant for the Term to perform the following services:

(a)	Provide office space, office equipment phones furniture;

(b)	Employ secretarial and bookkeeping personnel;

(c)	advise the Corporation regarding financial planning, corporate development corporate governance;

(d)	prepare or cause to be prepared all required documentation for the operation of the Corporation;

(e)	Provide instructions and directions to the Corporation's legal counsel and auditors;

(f)	Insure that all accounting records are maintained to meet generally accept accounting principals and quarterly and annual reports are prepared and filed to meet regulatory requirements;

(g)	Such other matters and activities as are required for the operation of the Corporation; and

(h)
All activities of the Consultant shall be carried out at the direction of the Board of Directors of the Corporation or its officers excluding any officer of the Corporation associated with the Consultant.

4.	COMPENSATION

(a)
As compensation for the services to be provided by the Consultant hereunder, the Corporation agrees to pay the Consultant $7,500.00 per month during the Term in accordance with the provision of Section 6, hereof;

(b)
The Consultant shall be reimbursed monthly for all expenses incurred with respect to the operation of the administration of the Corporation, including but not limited to office rent, wages, phones and other office operational costs, provided that these expenses are incurred in substantial accordance with monthly and annual budgets to be prepared by the Consultant and approved by the Board of Directors from time to time;

(c)
The Consultant shall also be reimbursed for the cost of furniture and equipment for the office provided the ownership of any furniture and equipment purchased shall vest with the Corporation, again provided that such capital expenditures are incurred in substantial accordance with monthly and annual budgets to be prepared by the Consultant and approved by the Board of Directors from time to time;

(d)
The Consultant shall provide receipts for all expenses and other items for which it is entitled to reimbursement and such other documentation as may be reasonably requested by the Corporation’s auditors; and

(e)
It is understood that the Corporation has procedures for the authorization of all payments and the issuance of checks and which payments to the Consultant are subject. The responsible for carrying out these procedures are those of the Consultant its officers and employees.

5.	TERMS OF PAYMENT

Fees and expenses are billed monthly and are due on receipt of invoice. Amounts unpaid after 15 days bear interest at the rate of 1.5% per month.

6.	NATURE OF RELATIONSHIP

It is acknowledged by the parties hereto that Stafford Kelley President of the Consultant is also an officer of the Corporation. The parties further acknowledge and agree, solely with respect to the rights and obligations of the Consultant under this Agreement, as follows:

(a)	the relationship of the Consultant to the Corporation is that of independent contractors;

(b)	the Consultant is not employees or agents of the Corporation; and

(c)	the Corporation and the Consultant are not partners or joint venturers with each other.

7.	NO USE OF CONFIDENTIAL INFORMATION

During and at all times after the Term, the Consultant will cause its officers, directors and employees to keep confidential all Confidential Information and will not use for the benefit of the Consultant its officers, directors and employees or others (except in connection with the business and affairs of the Corporation in the course of providing services hereunder) any Confidential Information and will not disclose Confidential Information to any person except in the course of providing services under this Agreement to a person who is employed by the Corporation or with the Corporation’s prior consent.

The foregoing prohibition will not apply to any Confidential Information if:

(a)	the Confidential Information is available to the public or in the public domain at the time of disclosure or use; or

(b)	disclosure is required to be made by operation of law, in which case the Consultants will notify the Corporation immediately upon learning of that requirement; or

(c)	disclosure is made with the Corporation’s prior written approval.

8.	NO AUTHORITY TO BIND THE CORPORATION

Without limiting the provisions of Section 3, the Consultant, in its capacity as Consultant under this Agreement, has no authority to act on behalf of, or to hold itself out to be an agent of the Corporation or to bind the Corporation to perform any obligations to any third party and the Consultant will, as appropriate, so inform all third parties with whom the Consultant deals in the performance of its services. The Consultant will not use the name of the Corporation in any advertisement or promotional or marketing material or, without the use of any such name, suggest or imply in any such material that the Consultant has a relationship with the Corporation other than that established by this Agreement, unless otherwise agreed to in writing by the Corporation.

9.	TERM AND TERMINATION

The Term of this Agreement shall be one (1) year and shall automatically renew from year to year unless terminated. Either party may terminate this Agreement at anytime on 60 days written notice subject to the provision of Sections 5, 7 and 10 hereof, which Sections shall survive the expiry or termination of this Agreement and continue in full force and effect.

10.	INDEMNIFICATION

The Corporation will indemnify the Consultant and its heirs and legal representatives against all costs, charges and expenses, including all amounts paid to settle an action or satisfy a judgement, reasonably incurred by the Consultant in respect of any civil, criminal or administrative action or proceeding to which the Consultants are a party by reason of being or having been engaged by the Corporation under this Agreement (a “Claim”), other than an action (including, without limitation, an action in contract or tort) by the Corporation as a result of a breach or alleged breach by the Consultants of this Agreement or of any duty owed by the Consultant to the Corporation, if:

(a)	The Consultant acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)
In the case of a criminal or administrative action or proceeding that is enforced by the monetary penalty, the Consultant had reasonable grounds for believing that the conduct of the Consultant was lawful.

The Consultant acknowledges that indemnification will be limited to costs, charges and expenses actually incurred, and will be paid only if the consultant provides the Corporation with prompt notice of any claim. The Corporation will have the right at its own expense, upon written notice to the Consultant, to assume control of the negotiation, settlement or defence of any Claim and the Consultant will co-operate fully with the Corporation in respect of such Claim. If the Corporation does not elect to assume control of the negotiation, settlement or defence of any Claim, the Consultant may retain its own counsel to defend the Claim and will keep the Corporation fully advised, including supplying copies of all relevant documentation promptly as it becomes available. The Consultant or the Corporation may not settle or compromise any Claim without the prior written consent of the other party.

11.	NOTICE

Any notice or communication to be given or made under this Agreement must be in writing and addressed as follows:

(a)	if to the Corporation

Silver Reserve Corp.
% ProVenture Law LLP
Suite 2, 880 - 16th Avenue S.W.
Calgary, AB  T2R 1J9

Attn:  Brent J. Walter
Phone:  403-294-5720
Fax:  403-262-4860

(b)	if to the Consultant

Medallion Capital Corporation
146 Trelawn Avenue
Oakville, Ontario L6J 4R2
ATT: Stafford Kelley
Phone: 905-845-1073
Fax: 905-845-7899

and will be deemed to be properly given or made on the earliest of the following:

(a)	actual delivery;
(b)	48 hours after being sent by commercial courier service; and

(c)	the day following which any telegram or telecopier message is sent.

Notice of change of address for the purpose of notice will also be governed by this section.

12.	ASSIGNMENT

This Agreement may not be assigned by any party, without the prior written consent of the other parties.

13.	HEADINGS

The inclusion of headings in this Agreement is for convenience of reference only and is not to affect construction or interpretation.

14.	INVALIDITY OF PROVISIONS

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any prohibition or unenforceability of that provision in any other jurisdiction. For any provision severed there will be deemed substituted a like provision to accomplish the intent of the parties as closely as possible to the provision as drafted, as determined by any court or arbitrator having jurisdiction over any relevant proceeding, to the extent permitted by the applicable law.

15.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter. There are no warranties, representations or agreements between the parties in connection with the subject matter except as are specifically set out or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by either party or its directors, officers or agents to the other party, or its directors, officers or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there is to be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

16.	WAIVER, AMENDMENT

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound. The failure of either party at any time to require performance by the other party of any provisions of this Agreement will in no way affect the right of that party to require performance of any other provisions. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any breach of any provision of this Agreement be construed as a waiver of any continuing or succeeding breach of such provision unless otherwise expressly provided.

17.	CURRENCY

All amounts in this Agreement are stated and will be paid in United States currency unless otherwise specifically stated.

18.	GOVERNING LAW

This Agreement is to be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF THE CORPORATION AND THE CONSULTANTS HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST WRITEN ABOVE.

SILVER RESERVE CORP.

BY:  s/ Todd Montgomery

TITLE:  CEO

MEDALLION CAPITAL CORP.

BY:  s/ Stafford Kelley

TITLE:  President

AMENDMENT

Re: Consulting Services Agreement dated the 1st day of May, 2006,

BETWEEN:

SILVER RESERVE CORP.,

AND:

MEDALLION CAPITAL CORP.,

The following shall be included to become part of the Agreement:

NO CONFLICTS OF INTEREST

The Consultant will not engage in any business or other transaction or have any financial or other personal interest which is incompatible with the performance by the Consultant of the duties under this Agreement in the manner contemplated by this Agreement.

The Corporation acknowledges that the Consultant  will provide from  time to time similar services for other parties which shall not be considered a  conflict of interest subject to the discharge of the Consultant’s obligations under  this Agreement and in particular those related to confidentiality.

Dated this 1st day of September, 2006.

SILVER RESERVE CORP.

By:  s/ Todd Montgomery

Its:

MEDALLION CAPITAL CORP.

By:  s/ Stafford Kelley

Its: